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                                                                    EXHIBIT 10.8


               AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

THIS AGREEMENT is dated March 14, 2002, between:

        BIOJECT MEDICAL TECHNOLOGIES INC. ("BMT"), a Corporation incorporated under the laws of the State of Oregon having its principal offices at 7620 SW Bridgeport Rd.,
        Portland, Oregon 97224

        BIOJECT INC., a Corporation incorporated under the laws of the State of Oregon having its principal offices at 7620 S.W. Bridgeport Road, Portland, Oregon, 97224 (collectively referred to as the "Company")

AND:

        Michael A. Temple
        2408 N.W. Benson Lane
        Portland, OR 97229
        (the "Executive")

RECITALS:

1. The Company desires to secure the services and expertise of the Executive and to ensure the availability of the Executive to the Company; and

2. The Executive desires to serve in the employ of the Company on a full-time basis for the period and upon the terms and conditions provided for in this agreement.

3. The Executive and the Company are parties to that certain Executive Employment Agreement dated June 25, 2001 relating to Executive's employment with the Company (the "Original Agreement"). The Executive and the Company desire to make certain changes to and completely restate the Original Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties noted above agree amend, restate and supersede the Original Agreement as follows:

SECTION 1

1.1     EMPLOYMENT

        The Company appoints the Executive to and retains the Executive for the position of Executive Vice President and General Manager for the Company, and the



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        Executive accepts such appointment. This appointment becomes effective as soon as the Executive can make appropriate arrangements with his current employer, or on August 6th, 2001, whichever date is earlier.

1.2     APPROVAL BY THE BOARD

        The Company represents, if required by its Bylaws, that the appointment of the Executive to the position referred to in Section 1.1 will be approved by the Board of Directors of the Company (the "Board") and that all corporate action required to effect the appointment will be taken.

1.3     DEFINITIONS

        As used in this agreement:

        a. "Confidential Information" means any of the company's customers, employees, products, processes, services, financial information, marketing techniques, merchandising, business strategies, or plans, research, development, systems, inventions or any other trade secret or information pertaining to any of the preceding terms.

        b. "Conflicting Product" means any product, process or service of any person or organization other than the Company, in existence or under development, which resembles or competes with the current or projected products, processes or services of the Company.

        c. "Conflicting Organization" means any person or organization engaged or about to become engaged in research, development, production, marketing or selling of a Conflicting Product.

        d. "Inventions" means discoveries, concepts, and ideas, whether patentable or not, including but not limited to, procedures, processes, methods, formulas, and techniques, as well as improvements thereof or know-how related thereto, concerning any present or prospective activities of the Company with which the Employee becomes acquainted as a result of his employment by the Company.


SECTION 2 - DUTIES/RESPONSIBILITIES

2.1     DUTIES/RESPONSIBILITIES

        During the employment term and any renewals thereof, the Executive will devote such time, attention, skill and efforts as may be necessary to assure the full



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        performance of his duties and responsibilities, to the best of his abilities, with such authority as is customarily associated with the position of Executive Vice President and General Manager. The Executive hereby accepts and agrees to such engagement of services, and will devote himself solely to the operation of the Company's business. The Executive may continue his existing involvement in an advisory or board capacity with non- competing organizations.

2.2     REPORTING

        In conducting his duties under this Agreement, the Executive shall report to the Chief Executive Officer and Chairman of the Board of Directors of the Company.

2.3     LOCATION OF EMPLOYMENT

        The Executive shall conduct his duties under this Agreement primarily at the offices of the Company in Portland, Oregon, or such other geographical locations as shall be reasonably required in order to assure the efficient and proper operation of the Company. In the event that the primary location of the Executive's conducting his duties is moved outside the Portland metropolitan area, the Executive will be offered a choice to either relocate to the new location, or to accept a severance package as described in Section 4.2 (b) (ii).


SECTION 3 - COMPENSATION

3.1     SALARY

        For the Executive's services to the Company, the Executive shall be entitled to receive a minimum annual gross salary of $180,000. Not less than once during each year of employment, the Chief Executive Officer shall review the Executive's performance, duties and compensation for the purpose of promotion and/or increasing the compensation payable to the Executive. Executive's salary shall be paid in bi-weekly installments during the calendar year for the term of this Agreement. The Company shall deduct or withhold from such payments to the Executive the sums as are required under applicable laws for worker's compensation, income taxes and other benefits in accordance with Company policy.

3.2     BONUS PROGRAM

        The Executive shall not be eligible to earn a cash bonus until the fiscal year following the year the Company has achieved profitability. In the interim, the Executive is eligible to earn bonuses in the form of stock options for fiscal years in which the Company achieves its business performance objectives, including



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        operational, financial and budget projections. Specific bonus requirements and objectives will be determined by the Chief Executive Officer, and are subject to approval by the Board.

3.3     REIMBURSEMENT OF EXPENSES

        The Company shall reimburse the Executive for all reasonable out-of-pocket expenses, including, without limitation, all travel and entertainment expenses payable or incurred by the Executive in connection with his duties as an employee of Bioject under this Agreement. It is the policy of the Company for employees to travel as inexpensively as possible, utilizing economy airfare and standard rental cars. All payments or reimbursements shall be made promptly upon submission by the Executive of vouchers, bills or receipt for all expenses.

3.4     DISABILITY

        Should Executive become disabled and unable to perform substantially all of his duties under this agreement, as documented by an independent physician selected jointly by the Executive and the Company, the Company will continue paying the Executive any bonus earned and previously awarded, together with his then- current salary at seventy-five percent (75%) of current salary for a period of not greater than six (6) months from the disability date. Should the disability continue, payments by the company will then be reduced to fifty percent (50%) of current salary for any remaining period of disability not to exceed an additional six (6) months. Health and dental insurance and other benefit coverage will continue for the duration of these payments, for a maximum time period not to exceed twelve (12) months. Should payments to Executive under worker's compensation and/or disability insurance programs, when combined with Company payments, exceed seventy-five percent (75%) of employee's current salary, the Company will reduce its payment by the excess amount.


SECTION 4 - TERMS OF EMPLOYMENT

4.1     DURATION

        The term of this Agreement shall commence on a mutually agreeable date, but not later than August 6th, 2001. It shall continue for an initial term of two, consecutive one-year periods, subject to the early termination provisions of this Section 4. Upon expiration of the initial term, this Agreement will be automatically renewed for successive one-year terms unless either the Executive or the Company shall, upon three months written notice to the other, elect not to renew this Agreement for any year. Non- renewal of the Agreement by the Company shall be deemed a termination pursuant to Section 4.2 (a) (ii), and shall be subject



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        to the severance compensation provisions related to termination under that Section.

4.2     TERMINATION BY THE COMPANY

        (a)    The Company may terminate this Agreement:

               (i) Immediately if it is determined by the Board of Directors that the Executive's actions: (1) constitute a material breach of his duties hereunder, followed by Executive's failure to cure such breach within a reasonable period of time after receiving written notice thereof, or (2) constitute a criminal act reflecting adversely on the business or reputation of the Company or (3) have resulted in the Executive, in his personal capacity, being indicted or sanctioned or his entering into a consent decree, in connection with any investigation of, allegation of wrongdoing by, or other formal proceeding against the Executive, by the United States Food and Drug Administration or the United States Securities and Exchange Commission, whether related to the business of the Company or to any other past employment or activity of the Executive; or,

               (ii)   With or without other cause at any time by giving sixty
                      (60) days prior written notice to the Executive; or

        (b)    Upon termination of this Agreement by the Company:

               (i)    Pursuant to Sections 4.2(a)(i):

                      A. The salary and company sponsored benefits payable to the Executive pursuant to Section 3.1 shall be paid in regular bi- weekly installments for sixty
                             (60) days following the date of termination;

                      B. All other forms of compensation payable to the Executive pursuant to Section 3 shall terminate on the date of termination, except that as expeditiously as possible following the termination, the Company shall pay or reimburse the Executive for all expenses incurred prior to the termination pursuant to Section 3.3, together with any bonuses earned by and previously awarded to the Executive pursuant to Section 3.2 prior to the date of termination.

               (ii) Pursuant to Section 4.2(a)(ii), Section 2.3, Section 4.1 and Section 4.5:



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                      A.     The salary payable to the Executive pursuant to
                             Section 3.1 and the Executive's company sponsored benefits at the time of termination shall be paid for the period commencing on the date of the termination, and continuing for:

                                    Twelve (12) months following the date of termination.

                      B. All other forms of compensation payable to the Executive pursuant to Section 3 shall terminate, except that as expeditiously as possible after the termination the Company shall pay or reimburse the Executive for all expenses incurred prior to the termination pursuant to Section 3.3, together with any bonuses earned by and previously awarded to the Executive pursuant to Section 3.2, prior to the date of termination.

4.3     TERMINATION BY EXECUTIVE

        The Executive may terminate this Agreement by giving sixty (60) days prior written notice to the Company. Upon termination of this Agreement by the Executive pursuant to this Section:

        (a) The salary payable to the Executive pursuant to Section 3.1 shall be prorated to the date of the termination;

        (b) Except for the severance package made available to the Executive pursuant to Section 2.3 and Section 4.2 (b) (ii), all other forms of compensation payable to the Executive pursuant to Section 3 shall terminate on the date of the termination. As expeditiously as possible after termination of the Executive's employment, the Company shall pay or reimburse the Executive for all expenses incurred prior to the termination pursuant to Section 3.3.

        (c) Executive shall utilize his best efforts to continue to perform all duties assigned by the Company in the manner stated in paragraph 2.1 hereof, prior to the date of termination.

4.4     TERMINATION UPON DEATH

        This Agreement shall terminate immediately upon the Executive's death. In the event of the Executive's death:



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        (a)    The Company shall pay to the Executive's estate the salary otherwise payable to the Executive pursuant to Section 3.1 through the last day of the calendar month in which the Executive's death occurs and for a period of sixty (60) days thereafter.

        (b) As expeditiously as possible after the Executive's death the Company shall pay or reimburse the Executive's estate for all expenses incurred pursuant to Sections 3.3 prior to such death, together with any bonuses earned by and awarded to the Executive pursuant to Section 3.2, prior to the date of such death.

4.5     CHANGE IN CONTROL

        If at any time during the term of this Agreement a Change in Control (as defined below) of the Company occurs, then, as to such Change in Control, the Company will utilize its best efforts to make appropriate provisions to preserve the rights and interests of the Executive pursuant to this Agreement. Failure of the Company to preserve such rights and interests of the Executive will, at the Executives option, be deemed a termination pursuant to Section 4.2 (a) (ii), and will be subject to the severance compensation provisions related to termination under that Section. For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following events:

        (a)    The approval by the shareholders of BMT of:

               (1) any consolidation, merger or plan of share exchange involving BMT (a "Merger") as a result of which the holders of outstanding securities of BMT ordinarily having the right to vote for the election of directors ("Voting Securities") immediately prior to the Merger do not continue to hold at least 50% of the combined voting power of the outstanding Voting Securities of the surviving or continuing corporation immediately after the Merger, disregarding any Voting Securities issued or retained by such holders in respect of securities of any other party to the Merger;

               (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of BMT; or

               (3) the adoption of any plan or proposal for the liquidation or dissolution of BMT; or

        (b) Any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")) shall, as a



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               result of a tender or exchange offer, open market purchases or privately negotiated purchases from anyone other than BMT, have become the beneficial owner (within the meaning of Rule 13d-3 under the Act), directly or indirectly, of Voting Securities representing fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities.

4.6     ACTS UPON TERMINATION

        Upon termination of Executive's employment with the Company, all computers, equipment, documents, records, notebooks, and similar repositories of or containing Confidential Information, including copies thereof, then in the Executive's possession, whether prepared by himself or others will be delivered to the Company within thirty (30) days of such termination. The obligations of the Executive in Sections 6.1 and
        6.2 of this Agreement shall survive any termination of the Executive.


SECTION 5 - STOCK

5.1     GRANT OF STOCK OPTIONS

        As soon as possible following the execution of the Original Agreement, the Executive and the Company shall execute an Incentive Stock Option Agreement granting the Executive the following:

               75,000 options to purchase shares of BMT at the market closing price on May 24, 2001, that price being $11.38 per share. These options vest as follows: 33.3% (25,000) on each of the Executive's first three annual anniversaries of employment with the Company, provided he remains employed by the Company during each year. All options granted will be subject to the same terms and conditions as provided in the Company's incentive stock program.

        The Stock Option Agreement related to such options as well as the Stock Option Agreements related to any and all future Stock Options granted to Executive during his employment by the Company will provide that, in the event of (A) a Change in Control, (B) termination of employment pursuant to Section 4.2 (a) (ii) (including deemed termination pursuant to such section pursuant to Section 4.1), or (C) the Executive's having opted to receive a severance package in lieu of relocating pursuant to Section 2.3, all stock options which have been awarded to the Executive, but are not yet vested, will vest immediately.



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5.2     REGISTRATION

        It is understood that BMT is a reporting company within the requirements of the Securities and Exchange Commission ("SEC") and has elected to register the options granted hereunder with the SEC.


SECTION 6 - MISCELLANEOUS

6.1     DISCLOSURE OF INFORMATION AND EMPLOYEE RESTRICTIONS

        Executive agrees to the following:

        a. Executive agrees that he shall not, during his employment, either as an individual or as part of an organization, throughout North America or Europe, compete with the Company or render services directly or indirectly, to any conflicting organization or himself establish or acquire any interest, directly or indirectly, in a conflicting organization, nor will he assist any other person or entity to do so;

        b. Executive will not during his employment solicit or sell to any of the Company's present or future customers, a conflicting product or service nor will he assist any other person or entity to do so;

        c. Except as required in his duties to the Company, the Executive will never, during or after his employment, directly or indirectly use, disseminate, disclose, lecture upon, or publish any Confidential Information without Company's written consent.

        In the event this Agreement is terminated, for whatever reason, Executive agrees that he shall not, for two years following the date of termination:

        a. Either as an individual or as part of an organization, throughout Canada or the United States, compete with the Company or render services directly or indirectly, to any conflicting organization or himself establish or acquire any interest, directly or indirectly, in a conflicting organization, nor will he assist any other person or entity to do so; and

        b. He will not employ, without the consent of the Company, directly or indirectly, any past or present employees of the Company, nor will he assist any other person or entity to do so; and



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6.2     ARBITRATION AND JURISDICTION

        As a matter of operating practice, Bioject expects to resolve disagreements or conflicts by mutual negotiation in good faith. Subject to the remedies stated in Section 6.1, any controversy or claim arising out of or relating to this Agreement or any breach of this Agreement shall be finally settled by arbitration in accordance with the provisions of the Commercial Arbitration Rules of the American Arbitration Association. Such arbitration shall be conducted in Portland, Oregon by one arbitrator, with one discovery allowed by each party to this agreement. This agreement is entered into and shall be interpreted and enforced according to the laws of the State of Oregon; both parties consent to personal jurisdiction for that purpose.

6.3     NOTICES

        Any notice or other communication required or permitted to be given under this Agreement shall be in writing, given by personal delivery or sent by first class mail, postage prepaid, addressed as follows:

        To the Executive:           Michael A. Temple
                                    2408 N.W. Benson Lane
                                    Portland, OR 97229

        To the Company:             Secretary to the Board of Directors
                                    Bioject Medical Technologies Inc.
                                    7620 S.W. Bridgeport Road
                                    Portland, Oregon 97224

        Either party, by notice as provided above, may change the address to which subsequent notice shall be given. Any notice given herein shall be deemed received seven (7) days after posting in a post office box; PROVIDED, HOWEVER, that if there should be a postal strike, slow-down or other labor dispute which may effect the delivery of such notice through the mail between the time of mailing and the actual receipt of the notice, then such notice shall be effective only if actually delivered.

6.4     ASSIGNMENT

        This Agreement is a personal employment agreement addressing services, compensation and benefits. It may not be assigned by either party without the prior written consent of the other party; however, during his employment term, the Executive may by written assignment assign all or any portion of the compensation or benefits to which he is entitled under Section 3 to any member of his immediate family or to any corporation, partnership or other business entity controlled by the



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        Executive. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

6.5     INDEMNITY

        The Executive, his heirs, executors, administrators, estate and effects, shall at all times be indemnified and held harmless by the Company from and against:

        a. All costs, charges and expenses whatsoever sustained or incurred as a result of any action, suit or proceeding, whether civil, criminal, administrative, or investigative, that is brought, commenced or prosecuted for or in respect of any act, deed, matter or thing whatsoever made, done or permitted in or about the execution of the Executive's duties; and

        b. All other costs, charges and expenses sustained or incurred in or about or in relation to the affairs of the Company;

        Except such costs, charges or expenses as are occasioned by the criminal act, willful neglect or default of duties by the Executive. At all such times that the Company obtains and maintains directors and officers errors and omissions insurance, Executive shall be a beneficiary of such policy(ies).

6.6     AMENDMENT AND SEVERABILITY

        This Agreement may not be amended or otherwise modified except by an instrument in writing signed by both parties. All agreements and covenants herein contained in this Agreement are deemed to be severable, and in the event any portion of this Agreement is declared to be invalid, this Agreement shall be interpreted as if such invalid portion or covenant were severed and not contained herein, with all other terms of this Agreement remaining valid and binding on the parties hereto.

6.7     ENTIRE AGREEMENT

        This agreement specifies all of the terms and conditions of an employment agreement entered into between the parties on June 25, 2001, which terms and conditions have been negotiated prior to that date.



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6.8     BINDING EFFECT

        This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except as otherwise expressly provided herein.

6.9     REVIEW OF LEGAL COUNSEL

        The Executive acknowledges that he has had adequate time and opportunity to consult with legal counsel of his own selection prior to entering into and executing this Agreement.


IN WITNESS WHEREOF the parties have executed this Agreement effective on the day and year first written above.



-----------------------------------
        Michael A. Temple


BIOJECT MEDICAL TECHNOLOGIES INC.

By:
   --------------------------------
Name:
     ------------------------------
Title:
     ------------------------------


BIOJECT INC.

By:
   --------------------------------
Name:
     ------------------------------
Title:
     ------------------------------



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